News Release

INVESTOR AND MEDIA CONTACT:

George R. Kirkland

Executive Vice President, CFO, and Treasurer

Phone: (229) 873-3830

investorinfo@sgfc.com

For Immediate Release

Southwest Georgia Financial Corporation Reports 17% Increase in Net Income
for Second Quarter 2015

MOULTRIE, GEORGIA, July 17, 2015 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE MKT: SGB), a full-service community bank holding company, today reported its results of operations for the second quarter ended June 30, 2015.

Second Quarter and Six-Month Income Highlights

•	Net income increased 17% to $865 thousand in the second quarter of 2015, or $0.34 per diluted share, from $737 thousand, or $0.28 per diluted share, in the second quarter of 2014.
•	For the six months ended June 30, 2015, net income was $1.7 million, or $0.66 per diluted share, a 16% increase from $1.4 million, or $0.56 per diluted share, for the same period in the prior year.
•	Net interest income grew 5.4% and 6.3% in the second quarter and year-to-date period, respectively, over the comparable periods of 2014, due to increased revenue from higher loan volumes.
•	Noninterest income decreased $201 thousand to $1.0 million for the second quarter of 2015, due to a $133 thousand decline in mortgage banking fees and decreased service charges on deposit accounts of $67 thousand. Year-to-date noninterest income was down 14.8%, due to these decreases as well as less net gain on sale of securities that benefitted the prior year.
•	Prudent cost control drove noninterest expense down 3.8% and 2.1% for the second quarter and year-to-date period, respectively.

Balance Sheet Trends and Asset Quality

•	Total assets at June 30, 2015 were $391.0 million, an increase of 4.1% from June 30, 2014.
•	Total loans were $236.8 million, an increase of $9.5 million, or 4.2%, over the same period last year.
•	Total deposits grew $8.0 million to $321.8 million at June 30, 2015 from the second quarter of 2014 on higher noninterest-bearing and money market accounts.
•	Non-performing asset ratio improved 8 basis points to 0.30% at June 30, 2015.

DeWitt Drew, President and CEO commented, “We continue to make excellent progress in growing the business and earnings while maintaining a strong balance sheet and superior credit metrics. Notably, net income increased by double digits for the quarter and year-to-date period, and key profitability measures of return on assets and return on equity were up for both periods. Our positive results, in a very competitive banking market and challenging rate environment, are being driven by core deposit and quality loan growth, favorable changes in our earning asset mix, and the contributions of our talented and dedicated staff.”

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Dividends

In June 2015, the Corporation paid a quarterly cash dividend of $0.10 per common share. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 87 consecutive years.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $391 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Worth County, and Lowndes County. In addition to conventional banking services, the bank provides investment planning and management, trust management, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which is located in Colquitt County.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Corporation’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some risks and other factors that could cause the Corporation’s actual results to differ materially from such statements, please refer to the Corporation’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Corporation undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Unaudited)
	June 30,	December 31,	June 30,
	2015	2014	2014
ASSETS
Cash and due from banks	$7,178	$6,783	$8,310
Interest-bearing deposits in banks	13,863	5,776	4,910
Certificates of deposit in other banks	1,470	1,470	3,430
Investment securities available for sale	49,313	53,838	52,691
Investment securities held to maturity	62,373	61,588	58,429
Federal Home Loan Bank stock, at cost	1,662	1,560	1,506
Loans, less unearned income and discount	236,762	224,400	227,273
Allowance for loan losses	(3,180)	(3,114)	(3,127)
Net loans	233,582	221,286	224,146
Premises and equipment	11,541	11,756	11,702
Foreclosed assets, net	102	274	438
Intangible assets	58	66	74
Bank owned life insurance	5,157	5,104	5,030
Other assets	4,696	4,779	4,912
Total assets	$390,995	$374,280	$375,578
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$24,814	$22,890	$24,284
Money market	99,243	99,918	96,527
Savings	29,146	28,156	30,225
Certificates of deposit $100,000 and over	28,998	31,367	29,892
Other time accounts	49,375	46,300	46,642
Total interest-bearing deposits	231,576	228,631	227,570
Noninterest-bearing deposits	90,251	81,343	86,248
Total deposits	321,827	309,974	313,818

Other borrowings	9,133	5,133	8,800
Long-term debt	22,067	22,067	17,200
Accounts payable and accrued liabilities	2,436	2,771	2,602
Total liabilities	355,463	339,945	342,420
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	26,179	25,015	23,957
Accumulated other comprehensive income	(528)	(561)	(680)
Total	61,646	60,449	59,272
Treasury stock - at cost (**)	(26,114)	(26,114)	(26,114)
Total shareholders' equity	35,532	34,335	33,158
Total liabilities and shareholders' equity	$390,995	$374,280	$375,578

* Common stock - shares outstanding	2,547,837	2,547,837	2,547,837
** Treasury stock - shares	1,745,998	1,745,998	1,745,998

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2015*	2014*	2015*	2014*
Interest income:
Interest and fees on loans	$3,208	$3,058	$6,209	$6,007
Interest and dividend on securities available for sale	289	292	588	512
Interest on securities held to maturity	368	341	726	683
Dividends on Federal Home Loan Bank stock	17	13	36	25
Interest on deposits in banks	13	13	27	34
Interest on certificates of deposit in other banks	3	9	7	19
Total interest income	3,898	3,726	7,593	7,280

Interest expense:
Interest on deposits	196	192	386	388
Interest on other borrowings	15	38	29	140
Interest on long-term debt	113	104	224	207
Total interest expense	324	334	639	735
Net interest income	3,574	3,392	6,954	6,545
Provision for loan losses	45	75	90	180
Net interest income after provision for losses on loans	3,529	3,317	6,864	6,365

Noninterest income:
Service charges on deposit accounts	264	331	556	656
Income from trust services	68	58	138	113
Income from retail brokerage services	104	99	198	191
Income from insurance services	347	347	736	708
Income from mortgage banking services	78	211	156	346
Net gain (loss) on the sale or disposition of assets	3	20	22	20
Net gain on the sale of securities	4	0	4	154
Other income	177	180	396	400
Total noninterest income	1,045	1,246	2,206	2,588

Noninterest expense:
Salary and employee benefits	1,963	2,071	3,972	4,139
Occupancy expense	276	257	556	510
Equipment expense	220	215	438	432
Data processing expense	314	284	607	558
Amortization of intangible assets	4	4	8	37
Other operating expense	716	799	1,399	1,457
Total noninterest expense	3,493	3,630	6,980	7,133

Income before income tax expense	1,081	933	2,090	1,820
Provision for income taxes	216	196	417	382
Net income	$865	$737	$1,673	$1,438

Net income per share, basic	$0.34	$0.28	$0.66	$0.56
Net income per share, diluted	$0.34	$0.28	$0.66	$0.56
Dividends paid per share	$0.10	$0.08	$0.20	$0.16
Basic weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837
Diluted weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At June 30	2015	2014
Assets	$390,995	$375,578
Loans, less unearned income & discount	$236,762	$227,273
Deposits	$321,827	$313,818
Shareholders' equity	$35,532	$33,158

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Performance Data & Ratios
Net income	$865	$737	$1,673	$1,438
Earnings per share, basic	$0.34	$0.28	$0.66	$0.56
Earnings per share, diluted	$0.34	$0.28	$0.66	$0.56
Dividends paid per share	$0.10	$0.08	$0.20	$0.16
Return on assets	0.87%	0.77%	0.85%	0.74%
Return on equity	9.69%	8.95%	9.45%	8.83%
Net interest margin (tax equivalent)	4.12%	4.02%	4.04%	3.90%
Dividend payout ratio	29.47%	27.66%	30.45%	28.35%
Efficiency ratio	72.29%	75.42%	72.92%	75.20%

Asset Quality Data & Ratios
Total nonperforming loans	$1,058	$1,006	$1,058	$1,006
Total nonperforming assets	$1,167	$1,444	$1,167	$1,444
Net loan charge offs	$(1)	$22	$24	$131
Reserve for loan losses to total loans	1.34%	1.38%	1.34%	1.38%
Nonperforming loans/total loans	0.45%	0.44%	0.45%	0.44%
Nonperforming assets/total assets	0.30%	0.38%	0.30%	0.38%
Net charge offs / average loans	0.00%	0.04%	0.02%	0.24%

Capital Ratios
Average common equity to average total assets	8.99%	8.56%	8.94%	8.43%
Common equity Tier 1 capital ratio	14.26%	13.87%	14.26%	13.87%
Tier 1 capital ratio	14.26%	13.87%	14.26%	13.87%
Tier 1 leverage ratio	9.08%	8.78%	9.08%	8.78%
Total risk based capital ratio	15.51%	15.12%	15.51%	15.12%
Book value per share	$13.95	$13.01	$13.95	$13.01
Tangible book value per share	$13.92	$12.98	$13.92	$12.98

Quarterly	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Averages	2015	2015	2014	2014	2014

Assets	$396,762	$395,220	$381,239	$374,509	$384,745
Loans, less unearned income & discount	$233,464	$225,665	$223,906	$225,934	$223,348
Deposits	$329,869	$330,394	$313,595	$309,953	$326,773
Equity	$35,687	$35,134	$34,186	$33,579	$32,926
Return on assets	0.87%	0.82%	0.69%	0.86%	0.77%
Return on equity	9.69%	9.21%	7.75%	9.57%	8.95%
Net income	$865	$809	$662	$804	$737
Net income per share, basic	$0.34	$0.32	$0.26	$0.32	$0.28
Net income per share, diluted	$0.34	$0.32	$0.26	$0.32	$0.28
Dividends paid per share	$0.10	$0.10	$0.08	$0.08	$0.08

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